UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 4, 2011

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2011, Kaydon Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on (1) the election of directors, (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, (3) an advisory vote on executive compensation, and (4) an advisory vote on the frequency of an advisory vote on executive compensation. The results were as follows:

Proposal 1. Election of Directors

                Each of the nominees for Director was an incumbent and all nominees were elected. The following table sets forth the results with respect to each nominee:

Nominee	For	Withhold	Broker Non-Votes
Mark A. Alexander	27,501,407	920,242	1,989,230
David A. Brandon	9,032,907	19,388,742	1,989,230
Patrick P. Coyne	27,501,130	920,519	1,989,230
William K. Gerber	27,605,536	816,113	1,989,230
Timothy J. O’Donovan	27,606,030	815,619	1,989,230
James O’Leary	27,193,839	1,227,810	1,989,230

Proposal 2. Ratification of Independent Registered Public Accountants

               The stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 with the following votes:

For	Against	Abstain
29,153,975	1,232,067	24,837

Proposal 3. Advisory Vote on Executive Compensation

The stockholders approved, by non-binding vote, the compensation paid to the Company’s executive officers with the following votes:

For	Against	Abstain	Broker Non-Votes
16,964,352	10,132,317	1,324,980	1,989,230

Proposal 4. Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

The shareholders determined, by non-binding vote, that the advisory vote on the compensation paid to the executive officers of the Company should occur every year with the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
19,557,066	289,740	7,251,251	1,323,592	1,989,230

In accordance with the voting results on this advisory proposal, the Board of Directors of the Company has determined that the Company will hold an advisory vote on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 6, 2011	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel and Secretary